Exhibit 11.1


                         Capital Trust and Subsidiaries
                                    Form 10-Q
          Statement Regarding Computation of Earnings (Loss) per Share


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                                      Six Months Ended June 30, 1998                 Six Months Ended June 30, 1997
                              ----------------------------------------------- ----------------------------------------------
                                 Net Income          Shares       Per Share      Net Loss           Shares       Per Share
                                                                   Amount                                          Amount
                              ----------------- ----------------------------- ---------------- ----------------- -----------

Basic EPS:
   Net Income per Class A
     Common Share              $   6,129,000        18,218,835    $   0.34     $    (860,000)       9,157,150     $  (0.09)
                                                                 ============                                    ===========

Effect of Dilutive
Securities
   Options outstanding for
     the purchase of Class
     A Common Stock                       -            257,669                           -                -
   Convertible Class A
     Preferred Stock               1,568,000        12,267,658                           -                -
                              ----------------- -----------------             ---------------- -----------------

Diluted EPS:
   Net Income per Class A
     Common Share and
     Assumed Conversions       $   7,697,000        30,744,162    $   0.25     $    (860,000)       9,157,150     $  (0.09)
                              ================= ============================= ================ ================= ===========


                                     Three Months Ended June 30, 1998               Three Months Ended June 30, 1997
                              ----------------------------------------------- ----------------------------------------------
                                 Net Income          Shares       Per Share      Net Loss           Shares       Per Share
                                                                   Amount                                          Amount
                              ----------------- ----------------------------- ---------------- ----------------- -----------

Basic EPS:
   Net Income per Class A
     Common Share              $   4,240,000        18,229,650    $   0.23     $    (352,000)       9,157,150     $  (0.04)
                                                                 ============                                    ===========

Effect of Dilutive
Securities
   Options outstanding for
     the purchase of Class
     A Common Stock                       -            273,259                           -                -
   Convertible Class A
     Preferred Stock                 784,000        12,267,658                           -                -
                              ----------------- -----------------             ---------------- -----------------

Diluted EPS:
   Net Income per Class A
     Common Share and
     Assumed Conversions       $   5,024,000        30,770,567    $   0.16     $    (352,000)       9,157,150     $  (0.04)
                              ================= =============== ============= ================ ================= ===========

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